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                                                                     EXHIBIT 3.2

                                   BY-LAWS OF
                                SANTANDER BANCORP

                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal office of the Corporation or at such other place as the board of directors may determine.

         SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors, the presentation of the financial statements of the Corporation and for the transaction of any other business of the Corporation shall be held annually within 120 days after the end of the Corporation's fiscal year on such date and at such time within such 120-day period as the board of directors may determine.

         SECTION 3. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President or the board of directors, and shall be called by the Chairperson of the Board, the President or the Secretary upon the written request of the holders of not less than twenty percent (20%) of the paid-in capital of the Corporation entitled to vote at the meeting. The written request specified above shall state the purpose or purposes of the meeting and shall be delivered at the principal office of the Corporation addressed to the Chairperson of the Board, the President or the Secretary.

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current regulations of the board of directors or these By-laws. The board of directors shall designate, when present, either the Chairperson of the Board or President to preside at such meetings.

         SECTION 5. Notice of Meetings. Notice of the annual meeting of stockholders shall be mailed to each stockholder of the Corporation at least thirty (30) days prior to the date for each such meeting, and in addition, a notice of each such meeting of stockholders shall be published as required by law. Notice for all other extraordinary meetings of stockholders shall be mailed to each stockholder of the Corporation at least twenty (20) days prior to the date for each such meeting or any other shorter period the law may allow.

         SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than fifty (50) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section 6, such determination shall apply to any adjournment thereof.


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         SECTION 7. Voting Lists. At least ten (10) days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list of stockholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours for a period of ten (10) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

         SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice; provided that the date of the adjourned meeting shall not be less than eight (8) days after the date for which the first meeting was called. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. Proxies must be filed with the Secretary of the Corporation. No proxies shall be voted or acted upon after one year from its date.

         SECTION 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written instructions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which the receiver was appointed.



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         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 12. Cumulative Voting. Stockholders shall not be entitled to cumulate their votes for the election of directors.

         SECTION 13. Inspector of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairperson of the Board or the President may, and at the request of not fewer than ten percent (10%) of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the Chairperson of the Board or the President.

         The duties of such inspectors shall include: (i) determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; (ii) receiving votes, ballots or consents; (iii) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (iv) counting and tabulating all votes or consents; (v) determining the result; and (vi) such acts as may be proper to conduct the election or vote with fairness to all stockholders.


                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of the board of directors. The board of directors shall annually elect a Chairperson of the Board and one or more Vice Chairpersons of the Board from among its members and shall designate, when present, either the Chairperson of the Board, any Vice Chairperson or the President of the Corporation to preside at its meetings.

         SECTION 2. Number and Term. The board of directors shall consist of such number of directors as established from time to time by resolution of the board of directors approved by a majority of directors; provided that, the total number of directors shall always be an odd number and not less than five (5) or more than eleven (11). The board of directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot


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annually. In the annual meeting of shareholders for the year 2000, the shareholders shall elect all the directors for all three classes in a staggered form, thus directors in one class shall be elected in that meeting for a term of one year, others for a term of two years and the rest for a term of three years.

         SECTION 3. Regular Meetings. All regular meetings of the board of directors shall be held at the principal office of the Corporation or in any other office of the Corporation within or without Puerto Rico or in any other place selected by the board of directors as permitted by law. The board of directors shall hold regular meetings monthly or as otherwise provided by law and on all other occasions it may deems appropriate.

         SECTION 4. Qualification. Each director shall be of legal age and a majority of the directors shall be bona fide residents of Puerto Rico.

         SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chairperson of the Board, the president or one-third of the directors, and at such place as the board of directors shall designate.

         SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least twenty-four (24) hours previous thereto if delivered personally or by fax or telegram or at least five (5) days previous thereto if delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn and postpone the meeting without further notice, provided that the adjourned meeting shall be held within eight (8) days after the date for which the first meeting was called. If the adjourned meeting cannot be held within that period, notice of the adjourned meeting to the directors shall be made in accordance with Section 6 of this Article II.

         SECTION 8. Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting thereof by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.




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         SECTION 9. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable laws or regulations or by these By-laws.

         SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairperson of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairperson of the Board or the President.

         SECTION 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors, may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

         SECTION 12. Compensation. Directors shall receive such reasonable compensation as may be established from time to time by the board of directors by resolution approved by an absolute majority thereof.

                                   ARTICLE III
                                   COMMITTEES

         SECTION 1. Appointment. The board of directors, by resolution adopted by a majority of the full board of directors, may, from time to time appoint, any number of committees, composed of not less than three (3) directors and such other administrative and executive officers as the board of directors may determine.

         SECTION 2. Authority. These committees shall and may exercise those powers that the board of directors may so delegate and shall have the name or names that from time to time the board of directors may determine by resolution.

         SECTION 3. Appointment and Terms of Office. Members of the committees shall be appointed by the board of directors annually. All members of the committees shall serve at the pleasure of the board of directors.

         SECTION 4. Quorum. A majority of the members of any committee shall constitute a quorum. A majority of the votes cast shall decide every question or matter submitted to a committee.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. Positions. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the Chairperson of the Board as an officer and any Assistant Secretary of the Corporation or Assistant Treasurer of the Corporation it may deem appropriate. The


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President shall be the Chief Executive Officer, unless the board of directors designates the Chairperson of the Board as Chief Executive Officer. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The President, the Secretary and the Treasurer of the Corporation shall be elected annually at the first meeting of the board of directors held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible and the President, the Secretary and the Treasurer of the Corporation shall continue to hold their respective office until said meeting is held. All other officers not elected at the annual meeting shall continue to hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with regulations of the board of directors; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article IV.

         SECTION 3. Removal. Any officer may be removed by the board of directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

                                    ARTICLE V
                  STOCK, STOCK CERTIFICATES AND THEIR TRANSFER

         SECTION 1. Registered Shares. All shares of stock of the Corporation shall be registered shares on the books of the Corporation. Notwithstanding the above, a stockholder of the Corporation may request that the Corporation issue a Certificate of Stock. In such circumstances the stock certificates shall conform with section 3 of this Article V.

         SECTION 2. Transfer. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfer of stock shall be recorded. Every person becoming a stockholder by such transfer shall, in proportion to his or her shares, succeed to all rights and liabilities of the prior holder of such shares.

         SECTION 3. Stock Certificates. Certificates of stock shall bear the signature of the Chairperson, the President or any Vice President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary or an Assistant Secretary, or


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any other officer appointed by the board of directors for that purpose, to be known as an Authorized Officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby, is transferable only upon the books of the Corporation properly endorsed.

         SECTION 4. Owner of Record, Attachment, Pledge. Shares of stock are transferable by all means recognized by law, if there is no attachment levied against them under competent authority, but as long as the transfer is not signed and recorded in the transfer books the Corporation shall be entitled to consider as owner thereof the party who appears as such in said books.

         SECTION 5. Transfer Agent. The board of directors may designate any person, whether or not an officer of the Corporation, as stock transfer agent or registrar of the Corporation with respect to Stock Certificates or other securities issued by the Corporation.

                                   ARTICLE VI
                                 CORPORATE SEAL

         SECTION 1. Seal. The board of directors shall provide a suitable seal, bearing the name of the Corporation, which shall be under the custody of the Secretary.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         SECTION 2. Dividends. The board of directors may from time to time declare, and the Corporation may pay dividends in cash or in shares of the capital stock of the Corporation, in the manner and upon the terms and conditions provided by applicable laws and regulations and the Corporation's Articles of Incorporation.

         SECTION 3. Conflict with New Laws. The provisions of these By-laws in conflict with any and all new statutes shall become revoked without affecting the validity of the remaining provisions hereof.

         SECTION 4. Unforeseen Cases and Events. Should cases and events not provided for in these By-Laws arise, the board of directors shall decide on the proper action to be taken in accordance with the authority and powers vested upon it by Law, the Articles of Incorporation and these By-Laws.

         SECTION 5. Amendments. These By-Laws may be altered, amended or repealed and new Bylaws may be adopted at any annual or special meeting of stockholders in accordance with applicable provisions of law and of the Corporation's Articles of Incorporation. Notwithstanding the above, the board of the directors may supply any matters not covered by the By-Laws or amend the ByLaws, adopting all such rules as may be necessary for the conduct of business of the Corporation as circumstances may require, all such rules or amendments to be submitted at the next regular meeting of stockholders for their ratification.